UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 22, 2006

AGILE SOFTWARE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-27071	77-0397905
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6373 San Ignacio Avenue

San Jose, California 95119-1200

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:

(408) 284-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On February 22, 2006, at a meeting of the Compensation Committee (the “Committee”) of the Board of Directors of Agile Software Corporation (the “Company”), the Committee approved the executive bonus plan (the “Bonus Plan”) for the Company’s executive officers for third and fourth quarters of fiscal 2006. A description of the Bonus Plan is attached hereto as Exhibit 99.1 and incorporated herein by reference. Under the Bonus Plan each executive officer has an assigned target bonus level. Depending on corporate financial performance and individual performance, each officer may earn between zero and 200% of the target bonus. Performance under the Bonus Plan is determined based on achievement of company financial performance regarding profitability, customer success and revenue, as well as individual performance, based upon quarterly or other periodic goals.

The following table sets forth the target fiscal year 2006 bonus for the Company’s Named Executive Officers (which officers were determined by reference to the Company’s 2005 proxy statement and are likely to be Named Executive Officers in the Company’s proxy statement for its 2006 annual stockholder meeting, excluding information concerning compensation payable to Bryan D. Stolle and Jay B. Fulcher, which was disclosed in our current report on Form 8-K filed on January 25, 2006).

Name	Target Bonus
Carolyn Aver	$175,000
Chris Wong	$125,000
Thomas Twietmeyer	$75,000

The Committee’s approval of the terms of the Bonus Plan shall not be deemed to create an enforceable agreement between the Company and any employee or executive officer, and the Committee retains discretion to reduce or refuse to authorize any awards under the Bonus Plan despite attainment of any specific objectives. No rights to any awards shall be deemed to exist unless and until the Committee or, with respect to non-executive officers, the Company, authorizes payment of any awards under the Bonus Plan following the completion of any applicable measurement periods.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits.

Exhibit No.	Description
99.1	Executive Bonus Plan.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 28, 2006	AGILE SOFTWARE CORPORATION

	By:	/s/ Carolyn V. Aver
Carolyn V. Aver,
Chief Financial Officer

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